Exhibit 10.1

July 21, 2020

Dear Meredith:

On behalf of The New York Times Company (the “Company”), I am pleased to offer you the positions of President and Chief Executive Officer, reporting to the Company’s Board of Directors (“Board”) and Chairman of the Board (“Chairman”), and working at the Company’s headquarters at 620 Eighth Avenue in New York, New York. In addition, you will be appointed to the Company’s Board of Directors.

Term

The Company agrees to employ you as President and Chief Executive Officer, and you agree to serve the Company as President and Chief Executive Officer, subject to the terms and conditions herein, for the period commencing on September 8, 2020 (the “CEO Start Date”) and ending on January 1, 2023 (the “Expiration Date”); provided that, on January 1 of each year, beginning with January 1, 2021 (each such January 1, an “Extension Date”), the Expiration Date will automatically be extended by one additional year unless, at least 45 days prior to such Extension Date, either party gives notice to the other that the Expiration Date shall not be so extended (a “Notice of Non-Extension”). Your employment will terminate on the Expiration Date, or such earlier date as you or the Company chooses to terminate your employment for any or no reason.

Positions and Duties

During your employment with the Company, you will report to the Board and Chairman, and will have duties and responsibilities that are commensurate with your position, as assigned by the Board or Chairman. During your employment, you shall devote your full business efforts and time to the Company. This obligation, however, shall not preclude you from engaging in appropriate civic, charitable or religious activities or, with the consent of the Nominating & Governance Committee of the Board, from serving on the boards of directors of companies that are not competitors to the Company. Any outside activities must not materially interfere or conflict with your responsibilities or ability to perform your duties of employment at the Company or your fiduciary obligations as an officer and director of the Company and must be in compliance with, and subject to approval (if required) under, the Company’s Business Ethics Policy, Code of Ethics for Executive Chairman, Chief Executive Officer and Senior Financial Officers, Code of Ethics for Directors, Corporate Governance Principles, Policy on Transactions with Related Persons or any other applicable policies. Additionally, you recognize and agree that you are subject to the Company requirements for stock ownership by officers.

July 21, 2020

Compensation

Beginning on the CEO Start Date, your salary will be increased to $75,000 monthly, which is equivalent to $900,000 annually, less applicable taxes, deductions and withholdings (“Base Salary”). Your Base Salary will be subject to annual review by the Compensation Committee in accordance with the Company’s established compensation review process and any increases or decreases will be as determined at the discretion of the Compensation Committee and independent directors as described below.

You will continue to be eligible to participate in the Company’s annual incentive plan (“Annual Incentive Plan”), as in effect from time to time, under the same terms and conditions as are extended to other members of the Executive Committee. For 2020 and 2021, your target annual incentive compensation at 100% payout (“Annual Incentive Target”) will be 100% of your Base Salary, prorated to reflect any salary adjustments during the year. Depending on the actual achievement of performance benchmarks, the maximum payout is 200% of your Annual Incentive Target. Thereafter, your Annual Incentive Target will be set in accordance with the practice for other members of the Executive Committee (subject to approval by the independent directors as described below). You will also continue to be eligible to participate in the Company’s long-term incentive program (“Long-Term Incentive Program”), as in effect from time to time, under the same terms and conditions as are extended to other members of the Executive Committee. Your Long-Term Incentive Program awards made in 2021 for the 2021-2023 cycle will have a total targeted value of $3,200,000. Thereafter, your total targeted value will be set annually in accordance with the practice for other members of the Executive Committee (subject to approval by the independent directors as described below). Your Long-Term Incentive Program awards made in 2020 for the 2020-2022 cycle (the “2020-2022 Performance Awards”) shall remain in place, and the Company shall grant to you, effective the CEO Start Date, additional 2020-2022 Performance Awards on the same terms and with a total targeted value of $1,600,000 (so that, for the avoidance of doubt, your aggregate total targeted value for all 2020-2022 Performance Awards shall be $2,600,000). Payouts under the Annual Incentive Plan and the Long-Term Incentive Program will be subject to all applicable taxes, deductions and withholdings.

As President and Chief Executive Officer, all determinations with respect to your compensation will be made by the Compensation Committee, together with the other independent members of the Board of Directors (in consultation with the other non-management directors).

Benefits

In addition to the compensation described above, you will continue to be eligible to participate in all other benefit plans, programs and arrangements generally made available to employees of the Company or other members of the Executive Committee on the same terms and conditions set forth in such plans, programs, or arrangements. You will also be entitled vacation time each year in accordance with Company’s vacation policy. The Company reserves the right to terminate or modify any plan, program or procedure at any time.

July 21, 2020

At-Will Employment

Notwithstanding the term of this agreement, your employment is at-will. Either you or the Company may terminate your employment at any time.

Notwithstanding the foregoing, if your employment (i) is terminated by the Company without Cause (as such term is defined in Appendix A), and other than as a result of (A) your death, or (B) your Disability (as such term is defined in Appendix A) (ii) is terminated by you for Good Reason (as such term is defined in Appendix A), or (iii) terminates on the Expiration Date following a Notice of Non-Extension provided by the Company, then subject to your continued compliance with the provisions contained in Appendix B hereto, you will be entitled to receive (x) an amount equal to 1.25 times the sum of your Base Salary as then in effect and your Annual Incentive Target under the Company’s Annual Incentive Plan for the year of termination, payable commencing on the Payment Date (defined below) in accordance with the regular payroll practices of the Company in equal installments over the 15-month period following the termination, (y) the Accrued Obligations (as such term is defined in Appendix A ) and (z) if you or your dependents timely elect to receive COBRA coverage, reimbursement for the actual cost of COBRA coverage in excess of the amount that similarly situated active employees pay for the same levels of coverage as elected by you or dependents for the 15-month period following your termination, provided that such reimbursement shall immediately cease in the event you commence employment with another employer that offers group medical coverage, or if you or your dependents cease to be eligible for, or otherwise cease, COBRA coverage. If your employment is terminated by reason of your death or Disability, then you or your estate will be entitled to receive the Accrued Obligations.

Notwithstanding the foregoing, the obligations of the Company to pay any amounts or benefits pursuant to the preceding paragraph will be subject to and conditioned upon (i) your execution and delivery to the Company within 60 days following your employment termination date a general waiver and release of claims in favor of the Company and its related parties (in a form substantially in the form attached hereto) and (ii) such release agreement, once executed by you and delivered to the Company, has become irrevocable and final under applicable law prior to the end of such 60-day period. The “Payment Date” shall be the first regularly scheduled payroll date following the effective date of the foregoing release. If and to the extent that such 60-day release consideration period shall extend after the end of the calendar year in which employment termination occurs, then the Payment Date shall be the later of (i) the effective date of such release agreement and (ii) the first regularly scheduled payroll date in the subsequent calendar year. Should you not execute such release or execute and then revoke it, or should your employment terminate for any reason other than those set forth in the preceding paragraph, you will not be entitled to any of the payments and benefits set forth in the preceding paragraph.

Upon any termination of your employment with the Company, at the request of the Company, you shall resign from the Board and all officerships, directorships or fiduciary positions with the Company and its affiliates and you agree to promptly execute such documents as requested by the Company to endorse the same.

July 21, 2020

Clawback

All bonuses and equity grants shall be subject to the provisions of any “clawback” policy that the Company may have in effect from time to time that is applicable to, and applied in the same manner for, all executive officers, including any established under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Restrictive Covenants

You hereby acknowledge that your employment as a senior executive officer of the Company creates a relationship of confidence and trust between you and the Company with respect to confidential and proprietary information applicable to the business of the Company and its subsidiaries and affiliates (the “Company Group”) and their clients. You further acknowledge the highly competitive nature of the business of the Company Group. Accordingly, it is agreed that the restrictions contained in Appendix B are reasonable and necessary for the protection of the interests of the Company Group and that any violation of these restrictions would cause substantial and irreparable injury to the Company Group.

Legal Fees

The Company will reimburse you for reasonable legal fees incurred in connection with negotiating and reviewing this agreement (based on your attorney’s normal charges and upon providing the Company with documentation of the charges).

Indemnification

To the maximum extent permitted by law, you will be indemnified under the Company’s Certificate of Incorporation and Bylaws relating to third-party claims and will be covered by the Company’s Directors and Officers liability insurance policies in accordance with the same terms and conditions as for other members of the Executive Committee. In furtherance of the foregoing, the Company will promptly advance, pay or reimburse any expenses, including reasonable attorney’s fees, you incur in investigating and defending any actual or threatened action, suit or proceeding for which you may be entitled to indemnification under this paragraph.

Arbitration

The terms of this agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to provisions thereof regarding conflict of laws. Any dispute or controversy based on, arising under or relating to this agreement, or otherwise arising between you and the Company and/or any of its subsidiary or affiliated entities, shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), as then in effect, except as otherwise provided herein. Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction. Notwithstanding the foregoing, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any

July 21, 2020

violation of or continuation of any violation of the provisions of Appendix B, and you hereby consent that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on AAA’s roster of arbitrators shall be selected as an arbitrator. Within 20 days following the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Each party shall bear its own costs and attorneys’ fees in connection with an arbitration, and the costs of the arbitrator and the AAA’s administrative fees shall be borne according to AAA Rules. Either party may seek injunctive relief to compel compliance with this arbitration and/or maintain the status quo in aid of arbitration.

Section 409A

To the extent (A) any payments or benefits to which you become entitled under this agreement, or under any agreement or plan referenced herein, in connection with your termination of employment with the Company constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (B) you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payments shall not be made or commence until the earlier of (i) the date that is immediately following the expiration of the six (6)-month period measured from the date of your “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) from the Company; or (ii) the date of your death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to you or your beneficiary in one lump sum (without interest). Any termination of your employment that would result in your receipt of deferred compensation under Section 409A of the Code must also constitute a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)). The determination of whether you have incurred a “separation from service” shall not cause any forfeiture of deferred compensation subject to Section 409A of the Code on your part, but shall only act, if applicable, as a delay in your receipt of deferred compensation until such time as you incur a “separation from service.” It is intended that each installment of any payments provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”). To the extent that any provision of this agreement is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder are either exempt from or comply with Section 409A of the Code. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

July 21, 2020

Miscellaneous

Each provision of this agreement is severable and distinct from, and independent of, every other provision hereof. If one provision hereof is declared void, the remaining provisions shall remain in effect. Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This agreement and any referenced documents and agreements constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersede any and all prior or contemporaneous oral or written representations, understandings, agreements or communications between you and the Company concerning those subject matters.

This agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. You hereby acknowledge and agree that this is an agreement for your personal services and agrees that you shall perform such services individually and may not assign your rights or transfer your obligations under this agreement to any other party. This agreement may be executed in counterparts and all such counterparts shall constitute one and the same agreement.

* * * * * * * * * *

July 21, 2020

If you accept our offer please sign, date, and return to me this agreement.

Sincerely,

The New York Times Company

By:	/s/ Brian P. McAndrews
Brian P. McAndrews
Presiding Director

Accepted:

/s/ Meredith Kopit Levien
Meredith Kopit Levien

Date: July 21, 2020

Appendix A

“Accrued Obligations” means (A) any Base Salary that had accrued but had not been paid (including any amount for accrued and unused vacation time payable in accordance with applicable law) on or before the date of termination, (B) any reimbursement due to you pursuant for expenses incurred by you on or before the date of termination, (C) a prorated payout under the Annual Incentive Plan for the year of termination, payable at the same time as for other members of the Executive Committee and (D) any other vested benefits or vested amounts due and owed to you under the terms of any plan, program or arrangement of the Company.

“Cause” shall mean any of the following events: (i) your willful misconduct or gross negligence with regard to the Company Group or in the performance of your duties to the Company Group; (ii) your willful failure to attempt in good faith to perform your duties or your failure to follow the lawful directives of the Board (other than as a result of death or a physical or mental incapacity) which failure is not cured within five (5) days of written notice; (iii) your indictment (or equivalent) for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) your performance of any act of theft, fraud, malfeasance or dishonesty (other than good faith expense account disputes) in connection with the Company Group or performance of your duties to the Company Group; (v) a material breach by you of this agreement or any other written agreement with the Company Group which is not cured within ten (10) days of written notice, (vi) your willful misconduct which the Board determines in its good faith judgment had, or could reasonably be expected to have, a material adverse impact on the Company Group (economically or reputation-wise), (vii) conduct constituting, or allegations of, sexual harassment or sexual misconduct at any time before or during your employment, provided that the Company has a basis to believe the veracity of any such allegations, or (viii) a material violation by you of the Company Group’s Business Ethics Policy or other written material Company Group policy. For purposes of this provision, no act or omission on your part shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the act or omission was in the best interests of the Company Group. Any act or omission by you based upon a resolution duly adopted by the Board or advice of counsel for the Company shall be conclusively presumed to have been done or omitted in good faith and in the best interests of the Company.

“Disability” shall mean any of the following: (i) the meaning ascribed to such term (or a similar term) in the long term disability plan sponsored by the Company in which you are eligible to participate from time to time, (ii) your absence from work due to your physical or mental incapacity for a period of at least 180 days during any 365-day period (whether or not consecutive, and including weekends and holidays) or (iii) in the good faith determination of the Board, you are reasonably expected to be absent for work due to your physical or mental incapacity for a period of at least 180 consecutive days.

“Good Reason” shall mean the occurrence of any of the following events, without your express written consent, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by you to the Company that you intend to terminate your employment hereunder at the end of such 30-day period for one of the following reasons: (i) any diminution in your then current Base Salary or incentive compensation targets (other than an across-the-board diminution applicable to generally all named executive officers); (ii) material diminution in your title, reporting structure, duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) the relocation of your primary work location by more than 50 miles from its then current location; or (iv) a material breach by the Company of this agreement or any other written agreement with you. You acknowledge and agree to provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after the first occurrence of such circumstances or you will be deemed to have waived the Good Reason event.

Appendix B

Confidential Information

For purposes of this agreement, “Confidential Information” shall mean all nonpublic information (whether in paper or electronic form, or contained in your memory, or otherwise stored or recorded) relating to or arising from the Company Group’s business, including, without limitation, trade secrets used, developed or acquired by the Company Group in connection with its business. Without limiting the generality of the foregoing, “Confidential Information” shall specifically include all information concerning the manner and details of the Company Group’s operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed, written or electronic material generated or used in connection with the Company Group’s business; the Company Group’s business plans and strategies; the identities of the Company Group’s customers and the specific individual customer representatives with whom the Company Group works; the details of the Company Group’s relationship with such customers and customer representatives; the identities of distributors, contractors and vendors utilized in the Company Group’s business; the details of the Company Group’s relationships with such distributors, contractors and vendors; the nature of fees and charges made to the Company Group’s customers; nonpublic forms, contracts and other documents used in the Company Group’s business; all confidential information concerning the Company Group’s employees, agents and contractors, including without limitation such persons’ compensation and benefits; the nature and content of computer software used in the Company Group’s business, whether proprietary to the Company Group or used by the Company Group under license from a third party; and all other confidential information concerning the Company Group’s concepts, prospects, customers, employees, agents, contractors, earnings, products, services, equipment, systems and/or prospective and executed contracts and other business arrangements. “Confidential Information” does not include information that is now in or in the future comes into the public domain, unless due to your breach of this Appendix B, information which is disclosed to you by others who are not under an obligation of confidentiality to the Company Group or who have not acquired such information through improper or unlawful means, information that you develop independently without breach of this Appendix B, or information which is disclosed by the Company Group to others without obligation of confidentiality.

Except as provided in the Permitted Disclosure section below, during the period beginning on the date of this agreement, and at all times prior to, during and after your employment with the Company (except in connection with your performance hereunder of your duties for the Company), you shall not, without the Company’s prior written consent, at any time, directly or indirectly: (i) use any Confidential Information for any purpose; or (ii) disclose or otherwise communicate any Confidential Information to any Person (as defined below). “Confidential Records” means all documents and other records, whether in paper, electronic or other form, that contain or reflect any Confidential Information. All Confidential Records prepared by or provided to you are and shall remain the Company’s property. Except in connection with and in furtherance of your work on the Company’s behalf or with the Company’s prior written consent, you shall not, at any time, directly or indirectly: (A) copy or use any Confidential Record for any purpose; or (B) show, give, sell, disclose or otherwise communicate any Confidential Record or the contents of any Confidential Record to any Person.

On or prior to your employment termination date with the Company, you shall deliver to the Company or its designee (and shall not keep in your possession or deliver to any other Person) all Confidential Records in your possession or control. Notwithstanding the foregoing, nothing in this Appendix B will prevent you from retaining a home computer (provided you have removed all Confidential Information therefrom), papers and other materials of a personal nature, including diaries, calendars and contact databases and rolodexes, information relating to your compensation or relating to the reimbursement of your expenses, other information that may be needed for tax purposes, and copies of plans, programs and agreements relating to your employment.

“Person” means any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization or other entity of any nature.

Non-Disparagement

Except as provided in the Permitted Disclosure section below, during the period beginning on the date of this agreement, and at all times prior to and during your employment with the Company Group, and continuing through the fifteen-month anniversary of the date of your termination or resignation for any reason including upon the Expiration Date (the “Restriction Period”), (A) you hereby agree not to make public statements or communications that disparage the Company Group, its business, services, products or its or their current, former or future directors or executive officers (in their capacity as such), or with respect to any current or former director or executive officer of the Company Group (in their capacity as such), and (B) the Company agrees that no authorized agent or spokesperson of the Company will make public statements or communications that disparage you. The foregoing shall not be violated by truthful statements in any arbitral, investigative or judicial proceeding to enforce or defend your or the Company’s rights under this agreement or any other agreement between the parties hereto.

Non-Interference and Non-Solicitation

During the Restriction Period, you hereby agree not to (nor shall you cause, encourage or provide assistance to, anyone else to), directly or indirectly (A) interfere with the Company Group’s relationships with any of its current or prospective suppliers, vendors or joint venture partners, or (B) employ, hire or otherwise engage, or recruit, solicit or attempt to employ or otherwise engage, on behalf of yourself or any other Person, any person who is, or was in the prior six months, employed or engaged as an employee, independent contractor or consultant of the Company Group (provided that independent contractors or consultants who are not materially exclusive service providers of the Company Group shall not be included in this prohibition) as of your employment termination date. A “prospective supplier, vendor or joint venture partner” shall mean any person or entity with whom the Company has engaged, with your participation or actual knowledge, in material efforts to retain as a supplier, vendor or joint venture partner within the one (1) year prior to your termination or resignation for any reason.

Non-Competition

You agree that during the Restriction Period, you shall not without the permission of the Board, directly or indirectly, engage or provide services to any Restricted Business (defined below) whether as an employee, consultant, contractor, owner, operator or in any other capacity. “Restricted Business” means any entity (or a division or portion of an entity) for which the generation of journalistic content is or is planned to be the primary part of its business. For purposes of illustration only, the term “Restricted Business” includes the journalistic content-generating businesses (or division of portion thereof) conducted by the following entities and their respective affiliates (and any successors thereto): Advance Publications, Inc., Atlantic Media, Axel Springer SE, British Broadcasting Corporation, Bloomberg, L.P., Buzzfeed, Inc., Cable News Network (CNN), Condé Nast, Dow Jones & Company, Inc., Hearst Communications, Inc., News Corporation, Nikkei, The Washington Post, Vice Media Inc. and Vox Media, Inc.

Tolling

The Restriction Period shall be tolled with respect to any restrictive covenant obligation contained in this Appendix B for any period during which you are in breach of such obligation.

Return of Company Property

Upon termination or resignation of your employment with the Company for any reason, and at any earlier time the Company requests, you will (1) deliver to the person designated by the Company all originals and copies of all documents and property of the Company that is in your possession or under your control or to which you may have access, (2) deliver to the person designated by the Company all Company property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, pagers, fax machines, equipment, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, disks, thumb drives or other removable information storage devices, hard drives, and data, and (3) to the extent that you made use of your personal electronics (e.g., laptop, iPad, telephone, thumb drives, etc.) or personal email accounts during employment with the Company, and subject to any litigation preservation obligation that be then applicable, permit the Company to delete all Company property and information from such personal devices.

Permitted Disclosure

Nothing in this Appendix B shall prohibit or restrict you from initiating communications directly with, responding to any inquiry from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, any agency Inspector General or any other federal, state or local regulatory authority, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of the

Company to engage in conduct protected by this subsection, and you do not need to notify the Company that you have engaged in such conduct. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose trade secrets to their attorneys, courts, or government officials in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

Remedies

Because your services are personal and unique and you have had and will continue to have access to and have become and will continue to become acquainted with the Confidential Information of the Company, and because any breach by you of any of the restrictive covenants contained in this Appendix B would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company shall have the right to enforce any of such restrictive covenants by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies or monetary damages permitted by law that the Company may have for any such breach, or threatened breach. The Company may seek relief through arbitration as provided for above, or through an injunction in any court of competent jurisdiction. You agree that in any action in which the Company seeks injunction, specific performance or other equitable relief, you will not assert or contend that any of the provisions of this Appendix B are unreasonable or otherwise unenforceable, and you specifically agree they are in fact reasonable and necessary to protect the Company’s legitimate interests.

Severability

If any arbitrator or court shall determine that the duration, subject or scope of any restriction contained in this Appendix B is unenforceable, it is the intention of the parties that this Appendix B shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Appendix B in the jurisdiction of the arbitrator or court that has made such adjudication.

Exhibit A

SEPARATION AGREEMENT AND RELEASE (HEREIN “AGREEMENT”)

                     (the “Company”) and                      (“Executive”) agree as follows:

1.    Executive’s employment with the Company terminated effective [Date].

2.    In consideration of Executive’s undertakings herein, the Company will pay Executive severance and benefits pursuant to the Employment Agreement between the Company and Executive, less required deductions, as separation/severance pay (the “Severance Payment”). Payment of the Severance Payment is contingent upon the effectiveness of this Agreement and Executive’s compliance with all terms and conditions of this Agreement. [Insert provision to address treatment of equity/options and to describe any accrued but unpaid vacation pay that will be paid regardless of signing this Agreement.]

3.    Executive agrees to return all Company property to the Human Resources department immediately, and prior to receiving the Severance Payment, and to otherwise comply with Executive’s obligations under the “Return of Company Property” provision in Appendix B of the Employment Agreement.

4.    GENERAL RELEASE – Effective as of the Effective Date, and in return for the consideration set forth above, Executive waives all claims and releases and forever discharges against the Company and any of its current and former affiliates, officers, directors, subsidiaries, parents, attorneys, shareholders and executives (in their business and personal capacities) (the “Releasees”) from any claims, demands, actions, causes of action or liabilities for damages or any other relief or remedy, and obligations of any kind or nature whatsoever, (collectively, “Claims”) based on any matter, cause or thing, from the beginning of time through the date Executive signs this Agreement. Without limiting in any way the foregoing general release, this release specifically includes the following:

(a)    all Claims under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Older Workers Benefit Protection Act, the Occupational Health and Safety Act, the Worker Adjustment and Retraining Notification Act, the Family Medical Leave Act and the Employee Retirement Income Security Act, and all amendments to these acts.

(b)    all Claims, whether in tort, contract, by statute, or on any other basis, whether in law or in equity, whether civil, criminal or administrative, whether known or unknown, for damages or monies owed by Releasees, including compensatory damages, emotional distress damages, physical injury damages, punitive damages, attorney’s fees, costs, and interest, including all Claims for back pay, front pay, overtime pay, severance pay, notice pay, health benefits, retirement benefits, all other benefits, vacation pay, holiday pay, sick pay, commissions, bonuses, relocation expenses, loans, expense reimbursements, or other monies due

(c)    all Claims under the New York Human Rights Law, the New York Labor Law, the New York Executive Law, the New York Wage and Hour Laws, the New York Civil Rights Law, each as amended any other state, federal, city, county or local statute, rule, regulation, ordinance or order, or the national or local law of any foreign country,

(d)    any Claim for future consideration for employment with the Company, any claims for attorneys’ fees and costs and any employment rights or entitlement law, and any claims for wrongful discharge, intentional infliction of emotional distress, defamation, libel or slander, payment of wages, outrageous behavior, breach of contract or any duty allegedly owed to Executive, discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or another unlawful criterion or circumstance, and any other theory of recovery.

5.    It is the intention of the parties to make this release as broad and as general as the law permits. This Agreement does not prevent Executive from enforcing Executive’s non-forfeitable rights to accrued benefits (within the meaning of Sections 203 and 204 of the Employee Retirement Income Security Act of 1974, as amended), as of the date of termination of her employment, under applicable retirement or pension plans. The Agreement does not release any Claims for vested benefits under any Company 401(k), retirement, medical, disability or deferred compensation plans; any Claims to require the Company to honor its commitments set forth in this Agreement; any Claims to interpret or determine the scope, meaning, enforceability or effect of this Agreement; any Claims arising after the Executive has signed this Agreement; any claims as a shareholder or equityholder of the Company; any Claims for worker’s compensation benefits, any Claims for unemployment compensation benefits, or any other Claims that cannot be waived by signing a General Release or that may arise after the Effective Date of this Agreement; and, any rights or Claims to representation and/or indemnification by the Company or its affiliates for third party claims made or threatened against Executive under the Company bylaws.

6.     Further, nothing herein prevents Executive from filing a charge relating to discrimination or interacting, cooperating with, assisting, or testifying in any investigation or proceeding as authorized by law, with the Securities and Exchange Commission, the EEOC or any other bona fide government agency, however, Executive does hereby agree to waive any right Executive may have to benefit in any manner from any relief (whether monetary, equitable, or otherwise) from the Company arising out of any past, present or future proceeding before the SEC, the EEOC or any other bona fide government agency (“Government Agency”). This Agreement does not limit Executive’s right, as protected by law, to receive an award from a Government Agency for information provided to such Government Agency.

7.    Executive reaffirms, and agrees to comply with her existing and ongoing restrictions and obligations set forth in Appendix B to the Employment Agreement which is hereby incorporated by reference into this Agreement.

8.    Executive has [twenty-one (21)/ forty-five (45) – depends on nature of termination group, for age discrimination release to be valid] days from the date she receives this Agreement to decide whether to sign this Agreement. She may sign it at any time during this [twenty-one (21)/ forty-five (45)] day period. If she does sign this Agreement, she will have seven (7) days from the date she signs it to revoke this Agreement. To be effective, her revocation must be in writing and must be received by Employer’s counsel by the close of business on the seventh day. If she does not revoke this Agreement within that seven (7) day period, it shall become effective and irrevocably binding at the conclusion of that seven (7) day period (the “Effective Date of this Agreement”).

9.    Executive acknowledges that the Company hereby advises Executive to consult with, and has consulted with, an attorney of her choice prior to signing this Agreement.

10.    Executive acknowledges that Executive has fully read this Agreement, understands the contents of this Agreement, and agrees to its terms and conditions of her own free will, knowingly and voluntarily, and without any duress or coercion.

11.    Executive understands that this Agreement includes a final general release, and that Executive can make no further claims against the Company or its affiliates, parent or subsidiaries. Executive also understands that this Agreement precludes Executive from recovering any damages or other relief as a result of any lawsuit, grievance, charge or claim brought on Executive’s behalf against the Company or its affiliates, parent or subsidiaries.

12.    Executive acknowledges that Executive is receiving adequate consideration (that is in addition to what Executive is otherwise entitled to) for signing this Agreement.

13.    This Agreement constitutes the complete understanding between Executive and the Company and supersedes all other agreements, except as otherwise incorporated by reference herein. No other promises or agreements will be binding unless signed by Executive and the Company. The Employment Agreement between Executive and the Company, dated July 21, 2020 (and any amendments thereto) is hereby terminated effective [date] and has no further force and effect, except that Appendix B thereto shall continue in effect in accordance with its terms and any provisions required to give effect to Section 2 of this Agreement shall continue in effect in accordance with its terms.

14.    By entering into this Agreement, the Company does not admit and specifically denies any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that this Agreement is being entered into solely for the purpose of amicably resolving all matters of any kind whatsoever between the Executive and the Company.

15.    In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

16.    The respective rights and obligations of the parties hereunder shall survive and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

17.    Unless expressly specified elsewhere in this Agreement, this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflict of law.

Company	Executive

By:

Date:	Date: